Exhibit 99.1

Contacts:
W. Phillip Marcum	Philip Bourdillon/Gene Heller
Chairman and CEO	Silverman Heller Associates
303-785-8080	310-208-2550
METRETEK’S POWERSECURE SUBSIDIARY
RECEIVES RECORD $45 MILLION IN ORDERS
DENVER — November 21, 2005 — Metretek Technologies, Inc. (Amex: MEK) announced that its PowerSecure, Inc. subsidiary has received verbal orders from two large commercial customers for distributed generation projects that are anticipated to generate revenues in excess of $45 million in the aggregate. The projects are expected to be completed during 2006. These orders are subject to the finalization of payment terms and other standard purchasing conditions as well as the completion and execution of definitive documentation.
According to Sidney Hinton, president and chief executive officer of PowerSecure, “We are extremely pleased that both of these customers, after engaging in a thorough review process, concluded that PowerSecure merited their business and trust for these significant projects. These orders demonstrate not only the success of the PowerSecure solution in the marketplace, but also the strength and quality of our team, which we are blessed to have assembled.” Mr. Hinton added, “These orders not only continue to validate the viability of our business solution, but also are the result of and reinforce our goal for the continued expansion of our distributed generation business, in terms of both geographic markets and industry segments.”
W. Phillip Marcum, the president and chief executive officer of Metretek, said, “These orders constitute not only the largest orders received by PowerSecure so far, but also the largest orders ever received in the history of Metretek.” He also noted the importance of these orders to Metretek, stating, “While we have always been very excited about PowerSecure’s business, the sheer size of these orders provides a strong confirmation of the success of its development and growth. We have invested in this development and growth through the people and other resources of PowerSecure, so it is gratifying to see the rewards of our commitment to PowerSecure’s business.”
With respect to the effect of these orders on Metretek’s recent financial guidance, Mr. Marcum stated, “After these orders have been finalized and we are able to assess the effects of the anticipated revenues and net earnings of the projects on our financial projections, we intend to issue updated financial guidance for 2006. We do not, however, expect to revise our most recent financial guidance for 2005 as a result of these orders.”
Distributed generation involves the design and construction of electric generation equipment and controls directly within a commercial or industrial customer’s facility. The onsite equipment provides the customer’s facility with supplemental and backup power generation capacity, and, in many cases, may also provide the customer with stable power quality and a real-time means by which to mitigate electricity price spikes such as those currently being seen across the country.
Metretek Technologies, Inc. through its subsidiaries — PowerSecure, Inc.; Metretek, Incorporated; and Southern Flow Companies, Inc. — is a diversified provider of energy technology products, services and data management systems to industrial and commercial users and suppliers of natural gas and electricity.
All forward-looking statements contained in this release, including statements concerning the revenues expected to be realized from the projects mentioned herein, as well as the anticipated completion date of the projects, are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including statements concerning the revenues to be realized from the orders referred to in this release, the finalization of these orders and the anticipated completion date of these projects, and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management and statements of assumptions underlying the foregoing, and are often, but not always, identified by words such as “may,” “expect,” “will,” “believe,” “optimistic,” “anticipate,” “intend,” “hope” and similar terminology. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements, including, but not limited to, the finalization of the terms of these orders and the completion and execution of definitive documentation; PowerSecure’s ability to timely and successfully complete these projects to their customers’ satisfaction; PowerSecure’s ability to obtain sufficient raw materials and equipment to fulfill these orders on timely and commercially reasonable terms; PowerSecure’s ability to continue to develop and market its products and services, to expand the scope, markets and business segments of its offerings and to deliver anticipated benefits to its customers; the effects of future changes in tariff structures and environmental requirements on PowerSecure’s ability to deliver an economically viable solution; Metretek’s ability to maintain sufficient financial and other resources to fund its commitments and the growth of its business; the ability of Metretek to successfully management the growth of its business; changes in customer and industry demand and preferences; Metretek’s ability to attract, retain and motivate key personnel; changes in the energy industry in general and the natural gas and electricity markets in particular, including price levels; the effects of competition; the ability of Metretek to secure and maintain key contracts and relationships; general economic, market and business conditions; and other factors, risks and uncertainties described from time to time in Metretek’s reports and filings with the Securities and Exchange Commission, including but not limited to Metretek’s most recently filed Annual Report on Form 10-K and subsequently filed reports on Form 10-Q and Form 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. Metretek assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
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